                                                                      EXHIBIT 99
PRESS RELEASE

                                          Contact:  Claire M. Gulmi
                                                    Executive Vice President and
                                                    Chief Financial Officer
                                                    (615) 665-1283


                  AMSURG CORP. TO BROADCAST 2006 SECOND QUARTER
                      CONFERENCE CALL LIVE ON THE INTERNET

NASHVILLE, Tenn. (July 11, 2006) -- AmSurg Corp. (Nasdaq: AMSG) today announced it will provide an on-line Web simulcast and rebroadcast of its 2006 second quarter earnings release conference call.

         The live broadcast of AmSurg Corp.'s quarterly conference call will be available on-line by going to http://www.amsurg.com and clicking on the link to Investor Relations, or at http://www.earnings.com. The call is scheduled to begin at 5:00 p.m. Eastern Time on Tuesday, July 25, 2006. The on-line replay will follow shortly after the call and continue for 30 days.

         AmSurg Corp. develops, acquires and manages physician practice-based ambulatory surgery centers in partnership with surgical and other group practices. At March 31, 2006, AmSurg owned a majority interest in 153 centers and had four centers under development and three centers awaiting CON approval.



                                      -END-